Exhibit 21.1

SUBSIDIARY OF BUZZFEED, INC.

Name of Subsidiary	Jurisdiction of Formation or Organization
BuzzFeed Canada Inc.	Canada
BuzzFeed Studios Canada Inc.	Canada
Compagnie HuffPost Canada	Canada
Ganked Film Inc.	Canada
Fake BF Film Inc.	Canada
Dear David Film Inc.	Canada
BuzzFeed Pty Ltd	Australia
BF Acquisition Holding Corp.	Delaware
BuzzFeed UK Ltd	UK
BYJ KK	Japan
BuzzFeed Germany GmbH	Germany
BuzzFeed Spain SL	Spain
HuffPost UK Limited	UK
BuzzFeed India Pvt Ltd	India
BuzzFeed Holdings LLC	Delaware
Entertainment Contents Online Mexico	Mexico
BuzzFeed FC Inc.	Delaware
Torando Labs Inc.	Delaware
BuzzFeed Motion Pictures Inc.	Delaware
Lexland Studios Inc. (f/k/a BFMP Video, Inc.)	Delaware
Product Labs, Inc.	Delaware
ET Holdings Acquisition Corp.	Delaware
ET Acquisition Sub, Inc.	Delaware
TheHuffingtonPost.com, Inc.	Delaware
TheHuffingtonPost Holdings LLC	Delaware
Le HuffingtonPost SAS	France
The HuffingtonPost Japan, Ltd.	Japan
CM Partners, LLC	Delaware
Complex Media, Inc.	Delaware
BuzzFeed Media Enterprises, Inc.	Delaware